FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       SAVANNAH ELECTRIC AND POWER COMPANY
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             (Exact name of registrant as specified in its charter)


             GEORGIA                                58-0418070
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(State of incorporation or organization) (IRS Employer Identification No.)


 600 East Bay Street, Savannah, Georgia                       31401
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(Address of principal executive offices)                    (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                         Name of each exchange
             Title of each class                        on which each class is
             to be so registered                          to be so registered
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1,800,000 shares of 6.00% Series Preferred Stock,       New York Stock Exchange
Non-Cumulative, Par Value $25 Per Share


Securities to be registered pursuant to Section 12(g) of the Act:

                                     -None-

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the 1,800,000 shares of 6.00% Series Preferred Stock, Non-Cumulative, Par Value $25 Per Share (the "new stock") of Savannah Electric and Power Company (the "Company "). A description of the new stock is contained in the Registration Statement on Form S-3, as amended, Registration No. 333-115381, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the new stock is also included in a prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.       Exhibits.

     Exhibit
     Number

       1    -- Registration Statement on Form S-3 filed by the Company, as amended (Registration No. 333-115381) (incorporated herein by reference).

       4(a) -- Amendment to the Charter of the Company dated June 10, 2004, establishing the new stock (designated in Current Report on Form 8-K, File No. 1-5072, dated May 27, 2004 as Exhibit 4.7 and incorporated herein by reference).



           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:     June 3, 2004                     SAVANNAH ELECTRIC AND POWER COMPANY



                                             By /s/Wayne Boston
                                                 Wayne Boston
                                              Assistant Secretary